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                                                                      EXHIBIT 21


                             REGENCY CENTERS, L.P.
                                 SUBSIDIARIES



Regency Office Partnership, L.P., a Delaware limited partnership
RRC Operating Partnership of Georgia, L.P., a Georgia limited partnership Regency Ocean East, Ltd., a Florida limited partnership
Branch/HOP Associates, L.P., a Georgia limited partnership
Old Fort Associates, L.P., a Georgia limited partnership
Equiport Associates, L.P., a Georgia limited partnership
Fieldstone Associates, L.P., a Georgia limited partnership
T&M Durham Development Company LLC, a North Carolina limited liability company T&M Nashboro Development Company LLC, a Tennessee limited liability company T&M Garner Development Company LLC, a North Carolina limited liability company Regency Realty Group, Inc., a Florida corporation
     RRC Lender, Inc., a Florida corporation
     Village Commons, a Florida general partnership
     R&M Western Partnership, L.P., a Delaware limited partnership
          OTR/Regency Colorado Realty Holdings, L.P., an Ohio limited partnership
          OTR/Regency Texas Realty Holdings, L.P., an Ohio limited partnership T&M Allen Development Company, a Texas general partnership
          T&M Arlington Development Company, a Texas general partnership
          M&KS Arvada Development LLC, a Colorado limited liability company M&KS Parker Development LLC, a Colorado limited liability company M&KS Cheyenne Meadows LLC, a Colorado limited liability company
          M&KS Woodmen Development LLC, a Colorado limited liability company R&KS Dell Range LLC, a Wyoming limited liability company
          T&M Frisco Development Company, a Texas general partnership
          T&M Shiloh Development Company, a Texas general partnership
     Panama Cove, Inc., a Florida corporation